COMMERCIAL LEASE CONTRACT
OFFICE 315 AND GARAGES 406 AND 426
BOGOTA WORLD TRADE CENTER BUILDING
TOWER C

PLACE AND DATE OF CONTRACT: Bogota, December 7th  2010

The undersigned, to wit: MARIA ELVIRA DIAZ CALDERON, of legal age, domiciled in this city and identified with citizenship card No. 20.069.567 issued at Bogota, acting in her own name and representation and who in this contract and for all effects will be named THE LESSOR, as one Party, and FERNANDO CASAS TORRES, male, of legal age and domiciled in the city of Bogota, identified with citizenship card No. 79.375.380 issued at Bogota, D.C., acting in the name of, and in legal representation of the Corporation ENERGIA ANDINA SANTANDER RESOURCES S.A.S., with Tax Identification Number – NIT – No. 900.362.160-8, a company legally incorporated by means of private document on the 27th day of May 2010, and registered at the Chamber of Commerce of Bogota, D.C. on June 8th 2010 under number 01389832, hereinafter THE LEASEE CORPORATION, as the other Party, have celebrated this Leasing Contract for commercial offices that will be ruled by the following clauses:

REAL ESTATE LEASED: OFFICE 315 and GARAGES 406 and 426, real estate located at the Third Stage of the World Trade Center Bogota Cien Internacional Building – Horizontal Property, located at Calle 100 No. 8A – 55, Tower C, in the city of Bogota.

GENERAL CONDITIONS

FIRST: CONTRACT OBJECT: By means of this Contract, THE LESSOR gives to THE LEASEE COMPANY the use and enjoyment of the real estate, their improvements and the furniture, that are identified hereinafter with their addresses and limits, in agreement with the inventory that the Parties sign separately, which is part of this Contract.

OFFICE NO. THREE HUNDRED AND FIFTEEN (315), located at Calle 100 No. 8 A – 55 TOWER C, of the Third Stage of the WORLD TRADE CENTER BUILDING in the city of Bogota.

As well as the private parking spaces numbers FOUR HUNDRED AND SIX (406) (single garage) and FOUR HUNDRED AND TWENTY SIX (426) (double garage) located in the Fourth Basement of the same address.

SECOND: ADDRESS AND LIMITS OF THE REAL ESTATE: The real estate is located at Calle 100 No. 8 A – 55 Tower C of the WORLD TRADE CENTER of the city of Bogota, Office No. THREE HUNDRED AND FIFTEEN (315) and the Garages FOUR HUNDRED AND SIX (406) and FOUR HUNDRED AND TWENTY SIX (426) of the Third Stage of the WORLD TRADE CENTER BOGOTA BUILDING, on whose urban numeration the First Stage is identified with the numbers from eight A to seventeen (8 A – 17), eight A thirty seven (8 A – 37) of One Hundred (100) Street with numbers 99 – 33/39/45/51 of Carrera Eight A (8th A); the Second Stage with numbers eight A thirty nine / forty seven / forty nine (8A – 39/47/49) of One Hundred (100) Street, and for the Third Stage with numbers eight A fifty one / fifty five / fifty nine / sixty one / sixty three / and sixty five (8 A 51/55/59/61/63/65) of One Hundred (100) Street, building built following the blueprints approved by the Secretary of Public Works of Bogota, by means of construction licenses Nos. 038437 of September 17th 1987, 040142 of April 7th 1988, 0222909 of November 28th 1988, 0006057 of August 16th 1989 and No. 0009511 of July 31st 1990. The WORLD TRADE CENTER BOGOTA – CIEN INTERNACIONAL Building is built on a global plot of land, whose total area is seven thousand one hundred and thirty seven square meters with ninety nine square centimeters (7,137.99 Sq. M) and is located within the following boundaries: NORTH: In 126 meters with 100th Street of the current urban nomenclature; SOUTH: In 123.58 meters with the green area of the development; EAST: in 57.58 meters of Carrera eight A (8th  A) of Bogota; WEST: in 57.35 meters with the Seguros el Comercio Building. This plot of land is identified with the folio of the real estate mother registration No. 05020070581. The units that are transferred by means of this instrument are limited and specified as follows:

OFFICE No. 315: It is located on the third floor of Tower C of the WORLD TRADE CENTER BOGOTA – CIEN INTERNACIONAL BUILDING, it has access by the Number 8 A – 55 of One Hundredth (100th) Street. Its private area is one hundred and forty two square meters with eighty six square centimeters (142.86 Sq. M) and its total built area is one hundred and fifty two square meters (152.00 Sq. M). It is defined by the following boundaries: NORTH: ten meters and twenty two centimeters (10.22 m), common window in the middle of the façade over a common area. EAST: A broken line of twelve meters and thirty centimeters (12.30 M), one meter and thirty three centimeters (1.33 m), and on meter and seventy seven centimeters (1.77 m), wall and common doors in the middle with common area and Office 316. SOUTH: A broken line of four meter and eighty five centimeters (4.85 m), twenty two centimeters (0.22 m), three meters and five centimeters (3.05 m), seventy seven centimeters (0.77 m), one meter and seventy five centimeters (1.75 m), fifty five centimeters (0.55 m), seventy centimeters (0.70 m), common wall and columns with Office 314. WEST: Thirteen meters and eighty five centimeters (13.85 m), common window at the middle with façade over common area. ZENIT: Common plate at the middle with fourth floor. NADIR: Common plate at the middle with second floor. DEPENDENCIES: Reception, board room, open space with 22 seats or central work stations, three closed offices. Height: 2.85 meters. Real estate registration number 50N – 2007085.

GARAGE 406: It Has its entrance by Calle 100 No. 8 A – 55; it is located in the Fourth Basement of the WORLD TRADE CENTER BOGOTA CIEN INTERNATIONAL BUILDING - HORIZONTAL PROPERTY, its private area is eleven square meters with seven square centimeters (11.07 Sq. M) with exclusive destination for a garage and is defined by the following boundaries: NORTH: Two meters and forty six centimeters (2.46 M) with a common wall. EAST: Four meters and fifty centimeters (4.50 M) with garage 407. SOUTH: Two meters and forty six centimeters (2.46 M) with common circulation area. WEST: Four meters and fifty centimeters (4.50 M), common area and column to the middle, with garage 405. ZENIT: Common plate in the middle with third basement. NADIR: Common plate in the middle with common ground. HEIGHT: Minimum of two meters and thirty five centimeters (2.35 M), maximum of four meters and twenty centimeters (4.20 M). DEPENDENCIES: Space for stationing one vehicle. It is identified with real estate registration No. 50N – 20070750.

GARAGE 426: It has entrance on Calle 100 No. 8 A – 55; it is located in the Fourth Basement of the building WORLD TRADE CENTER BOGOTA CIEN INTERNATIONAL BUILDING - HORIZONTAL PROPERTY; its private area is twenty square meters with twenty five square centimeters (20.25 Sq. M) with exclusive destination for garage and is defined by the following boundaries: NORTH: Nine meters (9.00 M) with common area and columns with garage 425. EAST: Two meters and twenty five centimeters (2.25 M) with common circulation area. SOUTH: Nine meters (9.00 M) with garage 425. WEST: Two meters and twenty five centimeters (2.25 M) with common wall. ZENIT: Common plate in the middle with third basement. NADIR: Common plate in the middle with common ground. HEIGHT: Minimum of two meters and thirty five centimeters (2.35 M), maximum of four meters and twenty centimeters (4.20 M). DEPENDENCIES: Space for stationing two vehicles. It is identified with real estate registration No. 50N – 20070771.

THIRD: DESTINATION: THE LESSEE CORPORATION engages itself to give an exclusive destination to these pieces of real estate for the functioning of its administration offices.

FOURTH: LEASE AMOUNT: It is the monthly amount of TEN MILLION AND TWO HUNDRED THOUSAND COLOMBIAN PESOS LEGAL MONEY (Col$ 10,200.00) payable monthly in advance, during the first five (5) work days of each period.

PARAGRAPH ONE: ADJUSTMENT OF LEASE AMOUNT. Once the first year term of this contract is accomplished, and thus successively for each twelve (12) months, in case of express or tacit renewal, in an automatic way and without the need for any requirements between the parties, the monthly lease payments will be increased by a percentage equal to the Consumers Price Index (IPC) published by DANE for the calendar year immediately before to the validity of the contract, plus three (3) percentage points.

FIFTH: PLACE FOR PAYMENT: Except in the case of express agreement between the parties, THE LESSEE CORPORATION will pay the lease amount at office 1003 B of Calle 98 No 9 – 03 in the name of MARIA ELVIRA DIAZ DE CALDERON.

SIXTH: TERM OF CONTRACT: It will have an initial term of TWENTY FOUR (24) MONTHS that start counting on the first (1st) day of January of the year two thousand and eleven (2011). Nevertheless, the lease term will renew automatically for two consecutive periods of one year, if none of the parties informs to the other party with an advance notice of TWO (2) MONTHS counted from the end of the initial period or of any of its renewals, its decision to terminate this contract. The above, without prejudice of the right of renewal consecrated in Article 518 of the Code of Commerce.

SEVENTH: RENEWALS. Both the LEASING CORPORATION and THE LESSOR will have the right, but not the obligation, to renew the term of this contract for periods of twelve (12) months, beginning at the termination of the initial term, and, as the case may be, to the termination of the renewal period immediately precedent.

EIGHTH: SERVICES: They will be to the charge of THE LESSEE CORPORATION starting with the date of initiation of this contract; the services of TELEPHONE for the telephone lines numbers (571) 377 – 4627, (571) 621 – 1892, and (571) 621 – 1702, and to the charge of THE LESSOR the administration that includes energy and light.

This document together with the receipts for payments made by THE LESSOR constitute executive title for court collection to THE LESSEE CORPORATION for the services that have been unpaid, provided that said amounts correspond to the period when it has under its control the pieces of real estate.

PARAGRAPH ONE: Following the terms of the above clause, THE LESSOR will carry out an inventory of the pieces of real estate and will attach it in a written way and will support it with photographs of the place that give faith of its contents and of the current state of the premises, of the furniture such as desks, filing cabinets, boards and divisions specially designed for this piece of real estate and in an unique way. As well as the other elements such as the floors, the lamps, the ceiling, the structural wiring and security elements such as the armored access door level four, closed circuit chamber with IP address, alarm for opening of the door, as well as smoke detectors and water sprinklers in case of fire, the chairs for the different work stations both at the collective work table as for the closed offices, board rooms and reception, will be included in this inventory and their respective photographs will be attached with the purpose of establishing the conditions in which they are delivered and that THE LESSEE CORPORATION engages itself to return in the same condition in which they were received.

PARAGRAPH TWO: The damages caused to the piece of real estate by THE LESSEE CORPORATION, which are its responsibility or that of its dependents will be repaired and their costs covered by THE LESSEE CORPORATION.

NINTH: PENALTY CLAUSE: Default by any of the parties on any of the obligations derived from this Contract, will make it the debtor of the performing party for an amount equal to five (5) monthly lease payments in force, at the moment in which said default is present, as penalty, if default continues for a period of thirty (30) calendar days after having received written notification specifying in detail the default. It will be understood in any event that payment of the penalty does not extinguish the main obligation. This contract will be sufficient summary proof for collection of this penalty and THE LESSEE CORPORATION expressly forfeits any private or court requirement to constitute itself in delay for the payment of this or of any other obligation derived from this contract.

TENTH: ADVANCE NOTICES FOR DELIVERY: THE LESSEE CORPORATION engages itself to give advance notice for delivery with two (2) months advance before the end of the main term or of one of its renewals. This advance notice must be given in writing, by means of certified mail, sent to Calle 98 No. 9 – 03, Office 1003 B. THE LESSOR will give advance notice, with two (2) months advance before the end of the original term or of any of its renewals.

ELEVENTH: ASSIGNEMENT OF RIGHTS. THE LESSOR may freely assign the rights derived from this contract and said assignment will produce effects to THE LESSEE CORPORATION starting on the date in which the latter receives certified communication in which it is informed of this assignment. THE LESSEE CORPORATION will not be able to assign this contract without the previous and written permit of THE LESSOR, whose agreement cannot be detained, denied, conditioned or delayed without justifiable cause.

PARAGRAPH ONE: THE LESSEE CORPORATION will have the right to assign this contract to any of its affiliates to any person or entity that substantially carries out all its business in the leased real estate after previous agreement or approval by THE LESSOR. It will be considered that THE LESSOR agreed to any sub-letting or assignment in the case when it does not answer within the twenty (20) work days following receipt of the request of THE LESSEE CORPORATION. THE LESSOR will be free from any responsibility in the assignment authorized to THE LESSEE CORPORATION; this assignment does not imply liberation from the responsibilities inherent to this contract.

PARAGRAPH TWO: No change in the control of THE LESSEE CORPORATION, merger or similar corporate transaction will be considered an assignment under the terms of this Clause.

PARAGRAPH THREE: In any event, THE LESSEE CORPORATION may not assign this Contract or sublet the leased real estate without the previous and written permit of THE LESSOR.

TWELFTH: CAUSES FOR TERMINATION: They will be, in favor of THE LESSOR, the following: a) assignment or subletting, except in what is allowed in Clause Eleventh of this document. b) Change in the destination of the real estate. c) Lack of payment of the lease amount within the term foreseen in this contract. d) Destination of the real estate for illicit ends or contrary to good traditions, or that may represent danger to the real estate or to the health of its inhabitants. e) Lack payment of the public services to the charge of THE LESSEE CORPORATION. f) Carrying out improvements, changes or enlargements of the pieces of real estate without written authorization of THE LESSOR and the other causes foreseen by law.

THIRTEENTH: RECEIPT AND STATE: THE LESSEE CORPORATION declares that it has received the pieces of real estate object of this contract in good state, in agreement with the written and photographic inventory that is part of it, and that it will restitute them to THE LESSOR in the same state at the termination of the lease, or when the lease has ceases by reasons of any of the causes foreseen, except wear and tear originating from time and legitimate use.

FOURTHEENTH: IMPROVEMENTS: THE LESSEE CORPORATION will not be able to carry out in the pieces of real estate improvements of any nature, except local repairs, without the permit of THE LESSOR.

PARAGRAPH: The adaptation carried out by THE LESSEE CORPORATION in the pieces of real estate, will be to its own account, without the right to require indemnity or reimbursement of its value on the part of THE LESSOR. If they were made, they will belong to the owner of the pieces of real estate without indemnity to the one who carried them out.

FIFTEENTH: ASSIGNEMENT OR CHANGE OF TENENCY: The signatories of this contract expressly stipulate that it will not make integral part of any establishment of commerce and therefore the sale of the establishment of commerce that eventually may be made by THE LESSEE CORPORATION, does not transfer any leasing right to the buyer but it constitutes cause for termination of this Contract since THE LESSEE CORPORATION expressly engages itself to not assign or sublet the real estate except in the explicit case of Clause Eleventh.

SIXTEENTH: ABANDONMENT OF THE REAL ESTATE. When signing this Contract, THE LESSEE CORPORATION expressly gives the faculty to THE LESSOR to penetrate the pieces of real estate and to recover their tenancy, with the only requirement of the presence of two witnesses, trying to avoid deterioration or dismantling of said pieces of real estate, whenever by any circumstance the said pieces are abandoned or disabled for the term of one month and that risk exposure is such that it threatens the physical integrity of the asset or the security of the neighborhood.

SEVENTEENTH: DEFAULT; Default by THE LESSEE CORPORATION on any of its legal or contractual obligations gives the faculty to THE LESSOR to carry out the following actions, simultaneously or in the order that it may choose:

a)	To declare this contract terminated and to claim devolution of the real estate by means of court action and/or out of court.

b)
To demand and prosecute by any means, judicially or extra-judicially to THE LESSEE CORPORATION for the amount of the damages resulting from default as well as for the default fine agreed to in this Contract.

EIGHTEENTH. EXPENSES: Expenses caused by this Contract, including registration tax are to the cost of THE LESSEE CORPORATION. Any other future expenses will be covered by the party that may incur in said expenses.

NINETEENTH. NOTICES: The parties will receive notices in the following addresses: THE LESSOR will be notified at Calle 98 No. 9 – 03 Office 1003 B in the city of Bogota. THE LESSEE CORPORATION will be notified at Calle 100 No 8 A – 55 Office 315 in the city of Bogota.

TWENTIETH: JOINT DEBTOR: In order to guarantee fulfillment of all the stipulations of this contract, the company REPRESENTACIONES GRAFICAS COMERCIALES LTDA, REGRAFCO LTDA will act as joint debtor, acting as legal representative HERBERT BERHARD FRANZ BARDENHEUER PIEDRAHITA, identified with citizenship card number 79.143.708 issued at Usaquen.

To give faith, this document is signed by the parties before witnesses in two (2) originals on the seventh (7th) day of the month of December of the year two thousand and ten (2010).

THE LESSOR
MARIA ELVIRA DIAZ DE CALDERON

THE LESSEE CORPORATION
ENERGIA ANDINA SANTANDER RESOURCES S.A.S.
FERNANDO CASAS TORRES
C.C. No. 79.375.380 issued at Bogota

WITNESS

LUZ MARINA CALDERON DE VERGAUD